Exhibit 10.7
Partner Agent
Assignment and Assumption Agreement
     This Partner Agent Assignment and Assumption Agreement (the “Agreement”) is made and entered into as of June 10, 2009 by and between Risk Transfer Holdings, Inc., to include all related entities, affiliates and subsidiaries contemplated within the Amended and Restated SUA Insurance Company Partner Agent Program Agreement (collectively, “RTH”), Risk Transfer Programs, LLC (“RTP”) and SUA Insurance Company (the “Company”).
     WHEREAS, RTH wishes to transfer to RTP the rights, authority and obligations as Partner Agent, as defined by the Amended and Restated SUA Insurance Company Partner Agent Program Agreement (the “Partner Agent Agreement”) dated June 10, 2009 and entered into by the Company and RTH;
     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and in accordance with Section IX.D. of the Partner Agent Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:
1.   RTH hereby transfers and assigns all the rights, authority, duties and obligations set forth and contained within the Partner Agent Agreement to RTP.
2.   RTP hereby assumes all the rights, authority, duties and obligations as Partner Agent under the Partner Agent Agreement, and also agrees to be fully bound by the terms and conditions set forth within the Partner Agent Agreement.
3.   The Company hereby agrees to the terms of this Agreement, recognizes and approves this assignment, pursuant to the terms and conditions of the Partner Agent Agreement, and hereby relieves and fully releases and discharges RTH of and from any and all duties or obligations contemplated within or arising from the Partner Agent Agreement.
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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date written above.
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

By:	/s/ Daniel A. Cacchione
Name:	Daniel A. Cacchione
Title:	Senior Vice President, Chief Underwriting Officer

RISK TRANSFER HOLDINGS, INC.

By:	/s/ Paul R. Hughes
Name:	Paul R. Hughes
Title:	Chief Executive Officer

Risk Transfer Programs, LLC

By:	/s/ Paul R. Hughes
Name:	Paul R. Hughes
Title:	Chief Executive Officer